UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2025

UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

001-00652	54-0414210
(Commission File Number)	(IRS Employer Identification No.)

9201 Forest Hill Avenue,	Richmond,	Virginia	23235
(Address of Principal Executive Offices)			(Zip code)

(804) 359-9311

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2025, the Board of Directors (the “Board”) of Universal Corporation (the “Company”) increased the size of the Board to 10 members and appointed Fay Manolios to serve as a new director of the Company, both effective June 1, 2025. The Board has determined that Ms. Manolios qualifies as an independent director in accordance with the New York Stock Exchange Listing Standards and the Company’s Corporate Governance Guidelines. Ms. Manolios is expected to serve as a member of the Audit Committee, the Nominating, Governance and Risk Committee and the Compensation and Human Resources Committee.

Ms. Manolios, 54, is retired, having previously served as Managing Vice President, Head of Total Rewards of Capital One Financial Corporation (“Capital One”), a Fortune 100 tech-enabled financial services firm, from 2012 through early September 2022. Ms. Manolios previously held various roles of increasing responsibility at Capital One, including Director, Head of US Card & International Compensation, Senior Director, Head of US Card Compensation, International Total Rewards & Global Mobility and Vice President, Head of US Card Compensation, International Total Rewards & Global Mobility. Prior to joining Capital One, Ms. Manolios served as HR Business Partner & Director of Compensation at GenSpring Family Offices, a subsidiary of SunTrust Bank, from 2010 to 2012, and as a Senior Compensation Consultant in the Wealth & Investment Management group at SunTrust Bank from 2008 to 2010. Ms. Manolios also worked at Accenture where she held various roles of increasing responsibility from 1999 to 2008 and Citibank from 1996 to 1999.

Ms. Manolios currently serves as a director of VCU Health and is the chair of the Evaluation & Compensation Committee and a member of the Audit & Compliance Committee and the Governance Committee.

Ms. Manolios’s compensation will be consistent with the compensation policies applicable to the Company’s other non-employee directors. There are no arrangements or understandings between Ms. Manolios and any other person pursuant to which she was selected as director, and there are no transactions between Ms. Manolios and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Additionally, on May 19, 2025, Michael T. Lawton notified the Board that he will retire from service on the Board following the completion of his current term. Consequently, Mr. Lawton will not stand for re-election to the Board at the Company’s 2025 Annual Meeting of Shareholders. Mr. Lawton’s retirement is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On May 23, 2025, the Company issued a press release regarding the appointment of Ms. Manolios and the retirement of Mr. Lawton. A copy of this release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated May 23, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: May 23, 2025	By:	/s/ Catherine H. Claiborne
Catherine H. Claiborne
Vice President, General Counsel, and Secretary